Exhibit 99.1

PRESS RELEASE

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, October 30, 2017– The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended September 30, 2017, which included net income attributable to the Company of $17.5 million or $.12 per share-diluted for the quarter ended September 30, 2017 compared to net income attributable to the Company for the quarter ended September 30, 2016 of $13.7 million or $.09 per share-diluted. For the third quarter, 2017, funds from operations (“FFO”) diluted was $145.0 million or $.96 per share-diluted compared to $160.3 million or $1.04 per share-diluted for the quarter ended September 30, 2016. A description and reconciliation of EPS per share-diluted to FFO per share-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 5.3% to $659 for the year ended September 30, 2017 compared to $626 for the year ended September 30, 2016.

•	The releasing spreads for the year ended September 30, 2017 were up 15.0%.

•	Mall portfolio occupancy was 94.3% at September 30, 2017 compared to 95.3% at September 30, 2016.

•	Average rent per square foot increased to $56.88, up 4.8% from $54.27 at September 30, 2016.

•	Continuing its practice of selling non-core assets, during the quarter the company sold its interest in an office building in Philadelphia for $31 million and recorded a gain on sale of $6.7 million and a related tax expense of $2.5 million.

“Despite recent, well-documented, bankruptcies of certain traditional retailers, few of which have come as much of a surprise, Macerich achieved solid re-leasing spreads and tenant sales growth. This demonstrates the health of those retailers who are evolving along with the changing shopping habits of consumers and the importance to these brands of our well-located, high-quality real estate,” said the Company’s chairman and chief executive officer, Arthur Coppola. “We remain excited about the leasing opportunities we see as the synergies between online sales and great real estate become clearer and clearer.”

Share Repurchase Activity:

During the third quarter, the Company repurchased and retired 742,017 shares of its common stock. The average repurchase price was $53.42.

Dividend Increase:

On October 24, 2017 the company increased its quarterly dividend on its common shares to $.74 per share, a 4.2% increase.

Financing Activity:

On September 29, 2017, the Company closed on a $130 million loan on the previously unencumbered Green Acres Commons. The term, selected to be coterminous with the mall loan, is three and a half years. The initial interest rate is 3.96%.

On October 19, 2017, the Company closed on a $400 million, 12-year fixed rate loan on Freehold Raceway Mall. The interest rate is 3.90% and it pays off the prior loan of $217 million.

The Company has entered into a commitment for a refinancing of Santa Monica Place with a new five year floating rate loan for $300 million. The current loan is $215 million and will be paid off at closing which is expected in December, 2017.

2017 Earnings Guidance:

Management is reaffirming its previously provided diluted FFO per share guidance for 2017 and EPS is changing to the range reflected below. A reconciliation of estimated EPS to FFO per share-diluted follows:

2017 range

Diluted EPS	$1.12 - $1.22
Plus: real estate depreciation and amortization	3.15 - 3.15
Less: gain on sale of dispositions	.37 - .37

Diluted FFO per share	$3.90 - $4.00

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 54 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins October 31, 2017 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2016, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2017	2016	2017	2016
Revenues:
Minimum rents	$144,991	$154,018	$443,439	$457,514
Percentage rents	2,806	3,871	6,784	9,279
Tenant recoveries	72,897	74,447	214,257	230,568
Other income	11,701	12,048	40,484	42,985
Management Companies’ revenues	10,056	8,983	31,955	28,925

Total revenues	242,451	253,367	736,919	769,271

Expenses:
Shopping center and operating expenses	75,598	76,310	222,527	229,544
Management Companies’ operating expenses	22,046	23,285	76,779	75,484
REIT general and administrative expenses	5,287	6,930	21,208	23,240
Depreciation and amortization	83,147	86,976	249,463	259,097
Interest expense	43,265	39,983	126,887	120,954
Gain on extinguishment of debt, net	—	(5,284)	—	(1,709)

Total expenses	229,343	228,200	696,864	706,610

Equity in income of unconsolidated joint ventures	23,993	11,261	56,772	37,537
Co-venture expense (a)	(3,150)	(3,006)	(11,150)	(9,507)
Income tax (expense) benefit	(2,869)	(905)	178	(2,736)
(Loss) gain on sale or write down of assets, net	(11,854)	(19,321)	37,234	426,050

Net income	19,228	13,196	123,089	514,005
Less net income (loss) attributable to noncontrolling interests	1,730	(534)	9,710	34,138

Net income attributable to the Company	$17,498	$13,730	$113,379	$479,867

Weighted average number of shares outstanding—basic	141,299	143,923	142,188	147,504

Weighted average shares outstanding, assuming full conversion of OP Units (b)	151,624	154,589	152,668	158,277

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	151,635	154,702	152,703	158,403

Earnings per share (“EPS”)—basic	$0.12	$0.09	$0.79	$3.25

EPS—diluted	$0.12	$0.09	$0.79	$3.25

Dividend declared per share	$0.71	$0.68	$2.13	$2.04

FFO—basic (b) (c)	$145,047	$160,294	$427,284	$461,671

FFO—diluted (b) (c)	$145,047	$160,294	$427,284	$461,671

FFO—diluted, excluding extinguishment of debt, net	$145,047	$155,010	$427,284	$459,962

FFO per share—basic (b) (c)	$0.96	$1.04	$2.80	$2.92

FFO per share—diluted (b) (c)	$0.96	$1.04	$2.80	$2.91

FFO per share—diluted, excluding extinguishment of debt, net	$0.96	$1.00	$2.80	$2.90

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)	This represents the outside partners’ allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)	The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)	The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2017	2016	2017	2016
Net income attributable to the Company	$17,498	$13,730	$113,379	$479,867
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	1,256	1,272	8,351	35,067
Loss (gain) on sale or write down of consolidated assets, net	11,854	19,321	(37,234)	(426,050)
Add: Gain on undepreciated asset sales—consolidated assets	727	295	727	2,932
Loss on write-down of consolidated non-real estate assets	—	—	(10,138)	—
Non-controlling interests share of loss on sale or write-down of consolidated joint ventures, net	—	(2,206)	—	(2,206)
(Gain) loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(6,712)	171	(8,981)	173
Add: Gain (loss) on undepreciated asset sales—unconsolidated joint ventures (pro rata)	—	—	660	(2)
Depreciation and amortization on consolidated assets	83,147	86,976	249,463	259,097
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,717)	(3,759)	(11,325)	(11,184)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	44,493	47,803	132,708	133,319
Less: depreciation on personal property	(3,499)	(3,309)	(10,326)	(9,342)

FFO attributable to common stockholders and unit holders—basic and diluted	145,047	160,294	427,284	461,671
Gain on extinguishment of debt, net—consolidated assets	—	(5,284)	—	(1,709)

FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net—diluted	$145,047	$155,010	$427,284	$459,962

Reconciliation of EPS to FFO per diluted share (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2017	2016	2017	2016
EPS—diluted	$0.12	$0.09	$0.79	$3.25
Per share impact of depreciation and amortization of real estate	0.80	0.83	2.37	2.35
Per share impact of loss (gain) on sale or write down of assets, net	0.04	0.12	(0.36)	(2.69)

FFO per share—diluted	$0.96	$1.04	$2.80	$2.91
Per share impact of gain on extinguishment of debt, net	—	(0.04)	—	(0.01)

FFO per share—diluted, excluding extinguishment of debt, net	$0.96	$1.00	$2.80	$2.90

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2017	2016	2017	2016
Net income attributable to the Company	$17,498	$13,730	$113,379	$479,867
Interest expense—consolidated assets	43,265	39,983	126,887	120,954
Interest expense—unconsolidated joint ventures (pro rata)	25,477	25,335	76,235	71,999
Depreciation and amortization—consolidated assets	83,147	86,976	249,463	259,097
Depreciation and amortization—unconsolidated joint ventures (pro rata)	44,493	47,803	132,708	133,319
Noncontrolling interests in the OP	1,256	1,272	8,351	35,067
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,006)	(6,087)	(18,215)	(18,187)
Gain on extinguishment of debt, net—consolidated assets	—	(5,284)	—	(1,709)
Loss (gain) on sale or write down of assets, net—consolidated assets	11,854	19,321	(37,234)	(426,050)
(Gain) loss on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	(6,712)	171	(8,981)	173
Add: Non-controlling interests share of loss on sale or write down of consolidated joint ventures, net	—	(2,206)	—	(2,206)
Income tax expense (benefit)	2,869	905	(178)	2,736
Distributions on preferred units	95	143	289	429

Adjusted EBITDA (d)	$217,236	$222,062	$642,704	$655,489

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2017	2016	2017	2016
Adjusted EBITDA (d)	$217,236	$222,062	$642,704	$655,489
REIT general and administrative expenses	5,287	6,930	21,208	23,240
Management Companies’ revenues	(10,056)	(8,983)	(31,955)	(28,925)
Management Companies’ operating expenses	22,046	23,285	76,779	75,484
Straight-line and above/below market adjustments	(8,811)	(11,911)	(24,986)	(27,025)

NOI—All Centers	225,702	231,383	683,750	698,263
NOI of non-Same Centers	(11,915)	(23,940)	(48,083)	(80,331)

NOI—Same Centers (e)	$213,787	$207,443	$635,667	$617,932

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d)	Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)	The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, the Company’s general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.